Exhibit 10.50
                                                                   Exhibit 7.1.5


                                SUPPLY AGREEMENT

      THIS SUPPLY AGREEMENT (this "AGREEMENT") is made as of June 29, 2004 (the "EFFECTIVE DATE"), by and between COLUMBIA LABORATORIES (BERMUDA) LTD., a corporation existing and organized under the laws of Bermuda, having its registered office at Canon's Court, 22 Victoria Street, Hamilton HM 12, Bermuda ("COLUMBIA"), and LIL' DRUG STORE PRODUCTS, INC., a corporation existing and organized under the laws of the State of Iowa, having a place of business at 1201 Continental Place North East, Cedar Rapids, Iowa 52402 (hereinafter "LDS").

                            W I T N E S S E T H :
                            - - - - - - - - - -

      WHEREAS, concurrent with the execution of this Agreement, Columbia, LDS and Columbia Laboratories, Inc. ("COLUMBIA US") are entering into that certain Asset Purchase Agreement, dated as of the date hereof (the "ASSET PURCHASE AGREEMENT"), providing for the purchase by LDS from Columbia and Columbia US of certain assets and the business of the Products (as hereinafter defined); and

      WHEREAS, in connection with the Asset Purchase Agreement, LDS has agreed to enter into this Agreement pursuant to which Columbia will be the exclusive supplier of the Products for LDS.

      NOW THEREFORE, in consideration of the premises, which are incorporated herein by reference, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.    SCOPE OF AGREEMENT

      Subject to the terms and conditions hereof, LDS agrees to appoint Columbia as its exclusive source and supplier of the requirements of LDS and its Affiliates (as hereinafter defined) for certain products on a worldwide basis, subject to existing third party rights (the "TERRITORY"), identified on Exhibit
1.1 hereto (the "PRODUCTS"), and Columbia agrees to act as the exclusive source and supplier of the requirements of LDS for the Products. For purposes hereof, "AFFILIATE" shall mean, as applied to LDS or Columbia, any legal entity other than LDS or Columbia, as the case may be, in whatever country organized, controlling, controlled by or under common control with LDS or Columbia. An entity is deemed to be in control of another entity (controlled entity) if the former owns directly or indirectly at least fifty percent (50%), or the maximum percentage allowed by law in the country of the controlled entity, of the outstanding voting equity of the controlled entity (or other equity or ownership interest if such controlled entity is other than a corporation) or otherwise has the power to direct or cause the direction of the management of the controlled entity.

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2.    FORECASTS; PURCHASE ORDERS; MINIMUM PURCHASE COMMITMENTS

      2.1 Columbia Forecasts. Columbia's forecasts in place immediately prior to the Closing shall govern for the first ninety (90) days after the Closing. Columbia shall use commercially reasonable efforts during such period to meet LDS requirements in excess of said pre-closing forecasts, but inability to supply such excess amounts shall not constitute a breach of this Agreement by Columbia.

      2.2 LDS Forecasts. At the Closing, and on or before the fifteenth (15th) day of each calendar month during the Initial Term (as hereinafter defined) and any renewal term LDS shall and agrees to submit to Columbia a written forecast by country of LDS' requirements, by month, for the following twelve (12) months (the "ROLLING FORECAST"). The first (i) four (4) months on each Rolling Forecast for finished Products and (ii) six (6) months of each Rolling Forecast for Product components will be firm orders (the "BINDING FORECAST"). It is understood that such forecasts, updated monthly, that extend beyond the Binding Forecast, are intended to be good faith estimates only, and shall not be binding upon LDS. Notwithstanding the foregoing, LDS shall be bound to purchase from Columbia (i) one hundred percent (100%) of those quantities of the Products and Product components set forth in each Binding Forecast, and (ii) no less than eighty percent (80%) of those quantities of the Products and Product components set forth in the Rolling Forecast for the period following any Binding Forecast. Columbia shall use commercially reasonable efforts to comply with Purchase Orders (as hereinafter defined) for Products and Product components furnished pursuant to Section 2.3, including Purchase Orders for Products and Product components in excess of one hundred twenty percent (120%) of forecasted amounts; provided, however, that such inability to supply amounts in excess of one hundred twenty percent (120%) shall not constitute a breach of this Agreement by Columbia. Columbia shall notify LDS in writing of any prospective problems of which it is aware that might prevent it from meeting LDS' forecasted order quantities or estimated delivery dates.

      2.3 Binding Purchase Orders. At the Closing and with each Binding Forecast referenced in Section 2.2 hereof, an authorized representative of LDS shall furnish to Columbia a binding purchase order (each, a "PURCHASE ORDER") for the quantity of the Products by country which LDS shall purchase and Columbia shall deliver. Columbia shall acknowledge receipt of such Purchase Order and confirm that the Purchase Order can be supplied. Each such Purchase Order shall designate the quantity of the Products ordered by country, taking into consideration the fact that only full batch quantities may be ordered, production yields may vary, and full batch quantities may consist of more or less than the specified number of units.

      2.4 Excess Quantities; Changes in Purchase Requirements. Columbia shall use commercially reasonable efforts to accommodate any LDS request for any Products in excess of the quantities described in any previously-submitted Purchase Order, or for delivery of any of the Products sooner than as otherwise provided in such Purchase Order; provided, that, for quantities in excess of one hundred twenty percent (120%), LDS shall bear any and all additional costs or expenses (including but not limited to additional costs or expenses associated with production, transportation or insurance related to shipping the Products) as a result of Columbia's compliance with such request. Should LDS' business conditions necessitate reduction or delay in Purchase Order requirements, then Columbia shall use commercially reasonable efforts to implement such requested changes; provided, that LDS shall bear any and all additional costs or expenses (including but not limited to carrying costs or expenses associated with raw materials, schedule changes or finished goods inventory) as a result of Columbia's compliance with such request. Notwithstanding the foregoing, Columbia shall not take any action in response to any such requests which would result in charges to LDS in addition to those set forth in the respective Purchase Order without LDS' prior written consent.

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      2.5 Commercialization of the Products; Minimum Purchase Commitments. LDS
will make commercially reasonable efforts to commercialize the Products in the Territory; provided, however, that, in any event, LDS agrees to and shall comply with the annual minimum purchase commitments during the term hereof for each of the Products set forth on Exhibit 2.5 hereto. The Inventory included in the Closing Inventory Balance purchased by LDS pursuant to Section 3.2 of the Asset Purchase Agreement shall be applied towards such minimum purchase commitments.

3.    SHIPMENTS AND ACCEPTANCE

      3.1 Delivery. Columbia shall deliver all Products EXW (as such term is defined and used in Incoterms 2000, ICC Official Rules for Interpretation of Trade Terms) Columbia's manufacturing facility.

      3.2 Inspection; Rejection. LDS may inspect the Products upon receipt to verify its conformity to the relevant Purchase Order as of the time the Product was delivered to LDS. If LDS determines that a shipment of the Products did not conform to the Purchase Order as of the time it was delivered to LDS, then LDS shall notify Columbia in writing of all non-conformities that existed at the time of the delivery of the Products to LDS. Such notification shall be made as soon as reasonably practicable after discovery of the nonconformity, but not later than thirty (30) days after delivery of the Products. Such notice shall specify the reasons for rejection. If LDS does not so reject the Products within thirty (30) days after delivery, LDS shall be deemed to have accepted the Products. After LDS accepts a Product, or is deemed to have accepted a Product, it shall have no recourse against Columbia except as set forth in Section 7 hereof. After notice of rejection is received by Columbia, LDS shall cooperate with Columbia in determining whether such rejection is justified. Columbia shall notify LDS as soon as reasonably possible, but not later than thirty (30) days after receipt of the notice from LDS, whether it accepts LDS's basis for rejection. If Columbia accepts LDS's determination that the Product is non-conforming, then LDS shall be entitled to the remedies set forth in Section
7.5 hereof. If Columbia does not accept LDS's determination that the Product is non-conforming, and LDS does not accept Columbia's conclusion, then Columbia and LDS shall jointly select an independent third party to determine whether it conforms to the Purchase Order. The parties agree that such third party's determination shall be final. If the third party rules that the Product conformed to the Purchase Order as of the time the Product was delivered to LDS, then LDS shall purchase the Product at the agreed upon price. If the third party rules that the Product does not conform to the Purchase Order at the time the Product was delivered to LDS, then LDS shall be entitled to the remedies set forth in Section 7.5 hereof.

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4.    PUBLIC STATEMENTS; RECALLS

      4.1 Public Statements. Neither party shall use, or authorize others to use, the name, symbols, or marks of the other in any advertising or publicity material or make any form of representation or statement with regard to the services provided hereunder which would constitute an express or implied endorsement by such other of any commercial product or service without the other's prior written approval.

      4.2 Recalls. LDS shall determine whether any Product must be withdrawn or recalled from the market. To the extent legally required, LDS shall notify all regulatory authorities of any such withdrawal or recall. All costs of withdrawals or recalls (including costs incurred by Columbia while assisting
LDS) shall be borne by LDS, except in the case of recalls or withdrawals caused solely by the negligence or willful malfeasance of Columbia, its Affiliates or subcontractors or by the breach by Columbia of its representations and warranties in this Agreement, in which case Columbia shall credit LDS for the cost of the recalled or withdrawn Product. LDS shall give Columbia prompt written notice of any withdrawals or recalls that LDS believes was caused or may have been caused by the negligence or willful malfeasance of Columbia, its Affiliates or subcontractors or the breach by Columbia of its representations and warranties in this Agreement.

5.    PRICE AND PAYMENT

      5.1 Price. In consideration of the satisfactory supply to LDS of the ordered quantities of the Products, LDS shall pay Columbia for all Products accepted by LDS in accordance with the terms and conditions set forth in Exhibit
5.1 hereto.

      5.2 Payment. LDS will pay amounts due pursuant to this Agreement within sixty (60) days of the date of invoice. In the event that any payment due under this Agreement is not made when due, the amount due shall accrue interest beginning on the tenth (10th) day following the date on which such payment was due, calculated at the annual rate equal to the higher of one percent (1.0%) per month or two percent (2%) above the thirty (30)-day LIBOR for U.S. dollars reported in the Wall Street Journal for the due date, calculated from the due date until paid in full. Such payment when made shall be accompanied by all interest so accrued.

      5.3 Pricing Adjustments; Manufacturing Efficiencies; Cost Competitive
COGS.

            5.3.1 Pricing Adjustments. Pricing for each Product may be adjusted by Columbia annually during the Initial Term of this Agreement or any renewal term, upon written notice to LDS. Columbia shall adjust pricing to reflect manufacturing efficiencies or to pass on to LDS any increases in Columbia's costs resulting from (i) any change in the Specifications agreed to by LDS or changes requested by LDS in the packaging methods, testing or release for the Products, and (ii) changes in third party costs to Columbia. Each increase shall be effective as to orders placed after Columbia's written notice to LDS hereunder of any such price increase. Such written notice shall include evidence verifying such increase in the costs of raw materials.

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            5.3.2 Manufacturing Efficiencies; Cost Competitive COGS.

            5.3.2.1 At the Closing, each party will designate a representative experienced in current good manufacturing practice ("CGMP") and other regulatory requirements in the drug and medical device manufacturing industries (each a "CGMP REPRESENTATIVE"). The cGMP Representatives shall promptly and regularly meet in person or by telephone conference call to agree on a form of a request for proposals (the "RFP") for a written production proposal (the "PROPOSAL") for each and every Product at the same quality and in comparable volumes and commercial sizes to be supplied by Columbia hereunder during the initial three
(3) years of this Agreement, taking into consideration all of the Products in the aggregate. For the purposes of the RFP, the aggregate volumes of RepHresh and Advantage-S are equal to the minimum purchase commitments set forth in
Exhibit 2.5 hereto during the initial three (3) years of this Agreement and the aggregate volumes of Replens are [***] applicators per year and [***] tubes per year.

            5.3.2.2 The cGMP Representatives shall, within one hundred twenty
(120) days of the Closing, undertake commercially reasonable efforts to (i) identify experienced, qualified, third-party manufacturers not associated with Columbia, LDS or any Affiliate thereof (each a "QUALIFIED MANUFACTURER"), with demonstrated ability to manufacture and deliver the Products, (ii) provide each such Qualified Manufacturer with the RFP and (iii) solicit from each such Qualified Manufacturer a Proposal. Following receipt of the Proposals, the cGMP Representatives shall determine, on the basis of the Proposals received, the need for a cGMP audit of the responding Qualified Manufacturers, and such other information either cGMP Representative may reasonably require, whether one or more of the Proposals offers documented, bona fide, competitive manufacturing costs (the "COGS") more than [***] lower in the aggregate than Columbia's fully burdened COGS. From such qualifying Proposals, the cGMP Representatives shall reasonably select one Proposal (the "BENCHMARK PROPOSAL"); provided, however, that a Proposal that relies upon a change in manufacturing process that allows the Qualified Manufacturer to submit the Proposal at a lower COGS than Columbia's fully burdened COGS, may only be selected as the Benchmark Proposal if the Qualified Manufacturer provides Columbia with all reasonably necessary information about such manufacturing process so as to allow Columbia to make a comparable change in its manufacturing process. All aspects of such new manufacturing process must be commercially available from multiple manufacturers or suppliers and must not be protected by any patents or other intellectual property or legal constraints.

            5.3.2.3 From the Closing and for a period of thirty (30) months, the parties agree to undertake commercially reasonable efforts to identify manufacturing efficiencies and cost competitive opportunities in respect of the fully burdened COGS of Columbia, to make the Products provided by Columbia to LDS cost competitive with similar finished products of like quality produced in comparable volumes. If LDS has purchased from Columbia the minimum purchase commitments set forth in Exhibit 2.5 hereto, but no earlier than thirty (30) months from the closing, and

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            (i) Columbia has been able to, or at the end of the period elects to, reduce pricing to LDS to within [***] of the pricing set forth in the Benchmark Proposal, such reduced pricing shall apply to those purchase obligations of LDS accruing for the remainder of the term of this Agreement; or

                  (ii) Columbia has been unable to, or at the end of the period elects not to, reduce pricing to LDS to within [***] of the pricing set forth in the Benchmark Proposal, then LDS shall have the right to use the Qualified Manufacturer for those purchase obligations accruing after the close of such period if the pricing from such Qualified Manufacturer is at least [***] below the pricing then available from Columbia, in which case the royalty payments set out in Section 5.4 hereof shall become effective for the Products.

      5.4 Royalty Payments. So long as LDS purchases the Products in accordance with Article 2 hereof, no royalty payments will be payable by LDS to Columbia. Notwithstanding the foregoing, LDS agrees to and will pay Columbia a [***] royalty on Net Sales (as hereinafter defined) of Products supplied by any third party to LDS on or before the last day of the Initial Term. For purposes hereof, "NET SALES" means the aggregate amount invoiced by LDS or its Affiliates or any of its sublicensees to a third party distributor (who is not a sublicensee), agent, contractor or end user for the sale of the Product less: (a) credits, refunds and allowances separately and actually credited to customers for defective, spoiled, damaged, outdated, and returned products, (b) offered and taken trade volume and cash discounts and rebates (including coupons and government charge-backs) in amounts customary to the trade, and (c) sales, excise, value added, turnover, use, and other like taxes, and customs duties, paid, absorbed or allowed excluding net income tax, to the extent invoiced. The amounts of any deductions taken pursuant to clauses (a)-(c) shall (i) be determined from books and records maintained in accordance with United States generally accepted accounting principles, consistently applied, and (ii) in any event not exceed [***].

6.    REGULATORY FILINGS AND APPROVALS

      6.1 Reporting Requirements. In the event that LDS engages in manufacturing the Products, LDS shall maintain and fulfill all reporting requirements of applicable federal and state regulatory agencies with respect to the Products manufactured by LDS or its subcontractors. Columbia shall provide to LDS, at LDS's expense, all data or other information reasonably requested by LDS concerning the manufacturing of Products in order to assist LDS in complying with such reporting requirements.

      6.2 Trade Secrets; Proprietary Information. Notwithstanding anything to the contrary in this Section 6, should Columbia determine, in its sole discretion, that certain information otherwise required to be disclosed to LDS and/or to any Regulatory Authority pursuant to this Section 6 contains trade secrets or proprietary information, then Columbia may disclose such information directly to the agency and not to LDS, and LDS hereby agrees not to seek to obtain such information from the agency, or through any other means.

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7.    REPRESENTATIONS AND WARRANTIES

      7.1 Representations and Warranties of Columbia. Columbia represents and warrants to LDS that:

            7.1.1 the Products shall be manufactured and packaged in compliance with the provisions of the Federal Food, Drug, and Cosmetic Act located at 21 U.S.C. ss.ss. 301 to 397 (2000), as it may be amended from time to time, and regulations promulgated thereunder (the "ACT"), the laws or regulations imposed by other involved health regulatory authorities within the Territory, and cGMPs;

            7.1.2 as of the time any Products is delivered to LDS, such Product shall conform to the Specifications;

            7.1.3 on the date hereof, to Columbia's knowledge, it has good title to, and the right to sell, the Products to LDS and shall convey to LDS good title to the Products, free and clear of any security interest or other lien or encumbrance; and

            7.1.4 on the date hereof, to Columbia's knowledge, it has good title to, and the right to license, the Product Patents (as defined in the Asset Purchase Agreement) to LDS under the terms set out herein.

      7.2 Representations and Warranties of LDS. LDS represents and warrants to Columbia that:

            7.2.1 the Products shall be manufactured and packaged in compliance with the provisions of the Act, the laws or regulations imposed by other involved health regulatory authorities within the Territory, and cGMPs;

            7.2.2 at the time of shipment from LDS's warehouse, the Products shall conform to the Specifications therefor approved by Columbia in accordance with the Product Patents; and

            7.2.3 LDS will not make any false claims in any packaging, labeling, advertising or promotional material regarding the Products.

      7.3 THE WARRANTIES SET FORTH IN SECTION 7.1 OF THIS AGREEMENT ARE THE EXCLUSIVE WARRANTIES GIVEN BY COLUMBIA TO LDS WITH RESPECT TO THE PRODUCTS, AND ARE GIVEN AND ACCEPTED IN LIEU OF ANY AND ALL OTHER WARRANTIES, GUARANTEES, CONDITIONS AND REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

      7.4 THE WARRANTIES SET FORTH IN SECTION 7.2 OF THIS AGREEMENT ARE THE EXCLUSIVE WARRANTIES GIVEN BY LDS TO COLUMBIA WITH RESPECT TO THE PRODUCTS, AND ARE GIVEN AND ACCEPTED IN LIEU OF ANY AND ALL OTHER WARRANTIES, GUARANTEES, CONDITIONS AND REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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      7.5 Remedy. Any Product delivered to LDS by Columbia which is finally rejected in accordance with Section 3.2, or which is otherwise not in compliance with the warranties set forth in Section 7.1, shall be replaced at Columbia's expense.

      7.6 Limitation on Liability. Except for the parties' obligations under the indemnification provisions set forth in this Agreement with respect to third party claims, in no event shall either Columbia or LDS be liable to the other for any indirect, special, consequential, punitive, or exemplary damages arising from any breach or breaches of this Agreement.

8.    INDEMNIFICATION

      8.1 Indemnification by Columbia. Columbia agrees that in addition to any and all other rights and remedies of LDS, whether at law or in equity, and notwithstanding any inspection made or not made by LDS, Columbia shall defend, indemnify and hold LDS and its Affiliates and their respective officers, directors, employees, independent contractors, agents, and assigns harmless from and against any and all actions claims, demands, proceedings, suits, losses, damages, costs and expenses (including reasonable attorneys' fees) of whatsoever kind or nature (including but not limiting the generality of the foregoing, in respect of death, injury, loss or damage to any person or property) (collectively, "CLAIMS") arising in any way out of or connected with: (i) any breach or alleged breach by Columbia of any representation, warranty or covenant contained in this Agreement; or (ii) any negligence or willful misconduct by Columbia, its Affiliates or subcontractors.

      8.2 Indemnification by LDS. LDS agrees that in addition to any and all other rights and remedies of Columbia, whether at law or in equity, notwithstanding any inspection made or not made by Columbia, LDS shall defend, indemnify and hold Columbia and its Affiliate, its officers, directors, employees, independent contractors, agents and assigns harmless from and against any and all Claims arising out of or connected with: (i) any breach or alleged breach by LDS of any representations, warranty or covenant contained in this Agreement; or (ii) any negligence or willful misconduct by LDS, its Affiliates or subcontractors.

      8.3 Cooperation. The parties agree that:

            (a) the indemnifying party shall have the right in its sole discretion to conduct all proceedings and negotiations connected with such Claims; provided, however, that the indemnifying party shall not settle any Claim without the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed; and provided, further, that if the indemnifying party fails to defend a Claim, the indemnified party shall have the right to undertake the defense of any such Claim at the expense and for the account of the indemnifying party and the indemnifying party shall pay all such expenses within thirty (30) days of the receipt of any invoice with respect thereto;

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            (b) the indemnified party shall promptly notify the indemnifying party of all such Claims and shall not make any admissions regarding them unless legally required to do so;

            (c) the indemnified party shall, at the indemnifying party's expense, provide the indemnifying party with reasonable assistance in connection with such claims;

            (d) each party shall advise the other of any defect, error, fault or failure with respect to the Products, or even the possibility of such defect, error, fault or failure, if reasonably likely, within a reasonable time after learning of the defect, error, fault or failure or the possibility thereof; and

            (e) the indemnifying party shall keep the indemnified party informed as to the status of any Claim, and not less than every sixty (60) days shall provide the indemnified party with a written status report on the Claim.

9.    INSURANCE

      9.1 Coverage. Each party shall maintain during the performance of this Agreement the following insurance or self-insurance in amounts no less than that specified for each type:

            a. Commercial general liability insurance with combined limits of not less than $[***] per occurrence, $[***] per accident for bodily injury, including death, and property damage, a general aggregate limit of not less than $[***] and products/completed operations aggregate of not less than $[***] which coverage shall insure such party for product liability claims and its obligations under this Agreement;

            b. Workers compensation insurance in the amounts required by the law of the state(s) in which such party's workers are located and employer's liability insurance with limits of not less than $[***] per occurrence;

            c. automobile liability insurance covering automobiles and trucks used by or on behalf of such party either on or away from the other parties' premises with combined single limit of not less than $[***] per occurrence and $[***] per accident for bodily injury, including death, and property damage, which policy shall include coverage for all hired, owned and no-owned automobiles and trucks;

            d. Product Liability Insurance with limits not less than $[***]; and

            e. Excess insurance, in excess of all coverages set forth above, with limits not less than $[***].

      9.2 Evidence. Each party shall provide the other with evidence of its insurance or self insurance. Each party shall provide to the other thirty (30) days prior, written notice of any cancellation or material change in its coverage. Each party agrees to deliver to the other concurrently with the execution of this Agreement and thereafter annually, a certificate from the insurance company(ies) evidencing that all the insurance required by this Agreement is in force, including a broad form vendors' endorsement naming the other party as an additional insured.

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10.   CONFIDENTIALITY

      10.1 Maintenance. All Proprietary Information (as hereinafter defined) will be maintained in confidence and otherwise safeguarded by the recipient party, will be used only for the purposes of this Agreement and pursuant to the rights granted to the recipient under this Agreement, and will not be disclosed to third parties except as permitted under this Section 10 and will be made available only to the employees of the receiving party or its Affiliates who need to know for purposes permitted under this Agreement. Each party shall hold as confidential such Proprietary Information in the same manner and with the same protection as such party maintains for its own confidential information. A party may disclose Proprietary Information of the other party to a third party, solely to the extent necessary for furthering the purposes of this Agreement; provided, that:

            (a) the receiving party gives prompt written notice to the disclosing party of the proposed disclosure to any third party other than a consultant, contractor or other agent of the receiving party covered by a confidentiality agreement, and the disclosing party is provided a period of five
(5) business days to reasonably object to all or any portion of the disclosure; and

            (b) after receiving the consent of the disclosing party (or after the response period expires without objection by the disclosing party), the third party thereafter agrees in writing to maintain this confidentiality of the Proprietary Information in a manner consistent with the confidentiality provisions of this Agreement; and

            (c) the receiving party remains responsible to the disclosing party for the performance by the third party of the obligations of confidence set out in this Section 10.

      10.2 Exceptions. The mutual obligations of confidentiality under this
Section 10 shall not apply to any information to the extent that such information:

            (a) is or hereafter becomes part of the public domain through no action of the receiving party or its Affiliates which constitutes a breach or default under this Agreement;

            (b) was already known to the receiving party or its Affiliates as evidenced by prior written documents in its possession which were not furnished by the other party;

            (c) is disclosed to the receiving party or its Affiliates by a third party who is not in breach or default of any confidentiality obligation to the disclosing party or an Affiliate of the disclosing party; or

            (d) is independently discovered or developed by the receiving party or its Affiliates without reference to Proprietary Information provided by the disclosing party.

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      10.3 Required Disclosure. In the event the receiving party is required by law to disclose Proprietary Information of the disclosing party, the receiving party shall endeavor or limit disclosure to that purpose and shall make reasonable commercial efforts, if permitted by law, to give the disclosing party prompt written notice of any instance of such a requirement in reasonable time for the disclosing party to take steps to object to or to limit such disclosure.

      10.4 Continuing Obligations. Upon the termination of this Agreement unless otherwise agreed between the parties, each party shall:

            (a) promptly cease all use of the Proprietary Information of the other party and ensure that its employees cease all use thereof; and

            (b) upon written request of the other party, (i) return to the other party all original copies of the Proprietary Information of the other party in its control or possession, subject to the retention of one (1) complete copy for archival and/or regulatory or legal purposes, and (ii) destroy any and all copies or other reproductions or extracts of the Proprietary Information of the other party and all other documents, computer files, memoranda, notes or other writings prepared based on such Proprietary Information, except as may be required to be kept for regulatory or legal purposes.

      10.5 Survival. Unless otherwise agreed between the parties, the obligations of the parties relating to Proprietary Information shall expire seven (7 ) years after termination of this Agreement.

      10.6 Definition. For purposes hereof, "PROPRIETARY Information" means any material and information relating to or associated with Columbia's or LDS', as the case may be, products, business, or activities, including but not limited to financial information; data or statements; trade secrets; product research and development; existing and future product designs and performance specifications; marketing plans or techniques; schematics; client lists; computer programs; processes; and know-how.

11.   TERM AND TERMINATION

      11.1 Term. This Agreement shall come into effect on the Effective Date. Unless otherwise terminated as provided in Section 11.2 or Section 14.2 hereof, this Agreement shall remain in force through October 31, 2009 (for the purpose of this Section 11 the "INITIAL TERM"). This Agreement shall renew automatically in one (1) year increments unless either party gives one hundred and eighty
(180) days written notice to the other of its intention to not renew. For each renewal period, the parties will agree upon (a) new minimum purchase commitments under Section 2.3 hereof, and (b) new pricing under Section 5.1 hereof; all other terms of this Agreement shall remain the same, unless otherwise agreed to in writing by the parties.

      11.2 Termination.

            11.1.1 Insolvency. A party may immediately terminate this Agreement without written notice to the other party, if the other party files or has filed against it a petition under an applicable bankruptcy act, makes an assignment for the benefit of creditors, has a receiver appointed for it or any of its assets, or otherwise takes advantage of any statute or law designed for relief of debtors.

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            11.1.2 Default. In the event either party commits a material breach or defaults in the performance or observance of any of the material provisions of this Agreement, and such breach or default is not cured within thirty (30) days (or within fifteen (15) days in the case of any payment default or obligation to pay royalties hereunder) after the receipt of notice thereof from the other party specifying such breach or default, the party not in breach or default shall be entitled (without prejudice to any of its' other rights) to terminate this Agreement, without additional penalty, termination fee or cost, by giving notice to take effect immediately.

12.   EFFECT OF EXPIRATION OR TERMINATION

      12.1 Mutual Obligations. Upon expiration or termination of this Agreement pursuant to Section 11 with effect as of the effective date of termination:

            (a) the party so terminating this Agreement shall be released from all obligations and duties imposed or assumed hereunder except from those provided in Sections 7 through 10 and this Section 12; and

            (b) the other party shall lose the benefit of any rights granted in this Agreement, except for those accrued prior to the effective date of termination and those set forth in Sections 7 through 10 and this Section 12.

      12.2 Financial Obligations. In the event that this Agreement is terminated pursuant to Section 11 by either party, LDS shall make all payments accruing prior to the effective date of termination to Columbia in the manner specified herein. Columbia may proceed to enforce payment of all outstanding payments. Each party may proceed to collect any other monies owed to such party and to exercise any or all of the rights and remedies contained herein or otherwise available to such party by law or in equity, successively or concurrently at the option of such party.

      12.3 Unwinding. Upon termination of this Agreement by Columbia pursuant to
Article 11 hereof, Section 6.4 of the Asset Purchase Agreement shall apply and certain portion of the asset purchase and sale transaction shall be unwound.

      12.4 No Release. Termination of this Agreement for any reason whatsoever shall neither be deemed a release, nor shall it relieve either party from any obligation under this Agreement which may have accrued prior thereto.

13.   PUBLIC ANNOUNCEMENTS

      Each party agrees not to issue any press release or other public statement, whether oral or written, disclosing the existence of this Agreement or any information relating to this Agreement without the prior written consent of the other party; provided, however, that neither party will be prevented from complying with any duty of disclosure it may have pursuant to law or governmental regulation subject to the restrictions of Section 10 hereof.

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14.   FORCE MAJEURE

      14.1 Suspension of Obligations. If by reason of "force majeure", which shall mean for the purpose of this Agreement any cause beyond the reasonable control of the affected party including, without limitation, Act of God, war, riots, civil unrest, acts of the public enemy, fires, earthquakes, severe weather or storms, strikes, labor disputes (whether or not any such labor dispute is within the power of the affected party to settle), labor shortages, transportation interruptions or shortages, accidents, unavailability of raw materials or supplies, computer, electrical or telephone outages, or any act in consequence of compliance with any order of any government or governmental authority, either party is delayed or prevented from complying with its obligations under this Agreement, it shall promptly give notice to the other party with an estimated date by which the contingency will be removed.

      14.2 Termination. To the extent that a party is or has been delayed or prevented by force majeure from complying with its obligations under this Agreement, the other party may suspend the performance of its obligations until the contingency is removed. If the contingency cannot be permanently removed, or if a contingency results in a delay extending beyond three (3) months, this Agreement (upon notice by either party) shall be terminated and Section 12 shall apply, with the party delayed or prevented from complying with its obligations under this Agreement deemed to be the non-terminating party.

15.   NOTICES

      All notices given pursuant to this Agreement shall be in writing and shall be deemed received upon the earlier of (i) when received at the address set forth below (including telefax or personal delivery), or (ii) five (5) business days after being sent by telefax and confirmed by being mailed by certified, registered, or overnight courier mail in the United States, postage prepaid and properly addressed, with return receipt requested. Notices shall be delivered to the respective parties as indicated or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith:

      if to Columbia Bermuda, to it at:

      Columbia Laboratories (Bermuda) Ltd.
      Canon's Court
      22 Victoria Street
      Hamilton HM 12
      Bermuda
      Attention: Secretary
      Facsimile: (441) 292-6888

      and a copy to:

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      Kelley Drye & Warren LLP
      200 Kimball Drive
      Parsippany, New Jersey 07054
      Attention: Christopher G. FitzPatrick, Esq.
      Facsimile: (973) 503-5950

      and to:

      Columbia Laboratories, Inc.
      354 Eisenhower Parkway, Plaza 1, Second Floor
      Livingston, New Jersey 07039
      Attention: General Counsel
      Facsimile: (937) 994-3001

      and a copy to:

      Kelley Drye & Warren LLP
      200 Kimball Drive
      Parsippany, New Jersey 07054
      Attention: Christopher G. FitzPatrick, Esq.
      Facsimile: (973) 503-5950

      if to LDS, to it at:

      Lil' Drug Store Products, Inc.
      1201 Continental Place North East
      Cedar Rapids, Iowa 52402
      Attention: President
      Facsimile: (319) 393-3494

      with a copy to:

      Bradley & Riley PC
      2007 First Avenue SE
      PO Box 2804
      Cedar Rapids, IA 52406
      Attention: Bradley G. Hart
      Facsimile (319) 363-9824

16.   ASSIGNMENT

      Unless consent in writing is first obtained from the other party (not to be unreasonably withheld), this Agreement and the rights granted herein shall not be assignable by either party hereto, except to a successor to all or substantially all of its business or to an Affiliate, including to a third party acquirer of the Business and Purchased Assets (as each is defined in the Asset Purchase Agreement), or substantially all of the assets thereof pursuant to
Section 6.5 of the Asset Purchase Agreement. Any attempted assignment without consent shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement including expressly the obligations under
Section 5.1 and Section 5.4 hereof.

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17.   NO WAIVER

      The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

18.   RELATIONSHIP OF THE PARTIES

      Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between Columbia and LDS, or to constitute one as the agent of the other. Both parties shall act solely as independent contractors, and nothing in this Agreement shall be construed to give either party the power or authority to act for, bind, or commit the other party.

19.   HEADINGS, INTERPRETATION

      The headings of Sections of this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement in any way. Words denoting the singular shall include the plural and vice versa; words denoting any gender shall include all genders; and words denoting persons shall include bodies corporate, and vice versa.

20.   SEVERABILITY

      Should one or more of the provisions of this Agreement become void or unenforceable as a matter of law, then this Agreement shall be construed as if such provision were not contained therein and the remainder of this Agreement shall be in full force and effect, and the parties will use their best efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the parties.

21.   ENTIRE AGREEMENT; AMENDMENT OR MODIFICATION

      This Agreement, together with the Exhibits and Schedules hereto, sets forth the entire agreement and understanding of the parties as to the subject matter hereof and supersedes all prior agreements, proposals, oral or written, and all other communications between the parties with respect to such subject matters. No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of both parties.

22.   GOVERNING LAW

      The validity and interpretation of this Agreement and the legal relations of the parties to it shall be governed by the substantive laws of New Jersey, without reference to any rules on conflict of laws.

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      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above mentioned.


                                    COLUMBIA LABORATORIES (BERMUDA), LTD.



                                    By:/S/ Fred Wilkinson
                                       ------------------
                                    (signature)
                                    Name: Fred Wilkinson
                                    Title: President


                                    LIL' DRUG STORE PRODUCTS, INC.



                                    By: /S/ Chris DeWolf
                                       -----------------
                                    (signature)
                                    Name: Christopher DeWolf
                                    Title: President

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                 [SCHEDULES AND EXHIBITS INTENTIONALLY OMITTED]

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